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                                                                    Exhibit 99.1
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FOR IMMEDIATE RELEASE

LAMSON & SESSIONS AMENDS SHAREHOLDER RIGHTS AGREEMENT

         CLEVELAND, Ohio, May 5, 2005 - Lamson & Sessions (NYSE: LMS) today announced that the Company's Board of Directors approved an amendment to the Company's shareholder rights agreement, effective as of May 5, 2005. The Company's rights agreement was previously adopted by the Board of Directors in September 1998. The amendment provides that any person may own up to 20 percent of the Company's outstanding common stock before any "Triggering Event" (as defined in the Company's rights agreement) will be deemed to occur. Prior to the amendment, the Company's rights agreement provided that any person could own up to 15 percent of the Company's outstanding common stock before any Triggering Event would occur.

         A copy of the amendment to the Company's rights agreement is to be filed with the Securities and Exchange Commission on May 5, 2005.

         Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557